Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-effective Amendment No. 1on Form S-3 to Form S-1 Registration Statement  of our report relating to the financial statements of United States 12 Month Oil Fund, LP as of December 31, 2008 and  2007 and for the years ended December 31, 2008 and the period from June 27, 2007 (inception) through December 31, 2007  and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
June 12, 2009